Exhibit 99.1

FIRST EAGLE INVESTMENT MANAGEMENT AGREES TO ACQUIRE NEWSTAR FINANCIAL

First Eagle to pay $11.44 per NewStar share in cash plus contingent value rights worth up to an estimated additional $0.88-1.00 per share

Combination of like-minded investment managers brings together NewStar’s proven direct lending platform and credit investment capabilities with First Eagle’s established asset management business

NewStar to concurrently sell portfolio of investment assets, including approximately $2.4 billion in middle-market loans and other credit investments, to a fund sponsored by GSO Capital Partners

NewStar to continue servicing investment portfolio on behalf of GSO, ensuring continuity for its private equity clients and their portfolio companies

NEW YORK and BOSTON Oct. 17, 2017 – First Eagle Investment Management (“First Eagle”) and NewStar Financial Inc. (Nasdaq:NEWS) (“NewStar”) announced today that they have entered into a definitive agreement for First Eagle to acquire NewStar, an established lender and investment manager specializing in direct lending to middle-market companies and management of broadly syndicated loans. NewStar stockholders are expected to receive total consideration estimated at $12.32 to $12.44 per share, which represents a premium of 10.4% to 11.5% over NewStar’s 3-month volume weighted average price of $11.16 as of October 16, 2017, the last trading day before the transaction announcement. The contingent value rights entitle the holders to certain tax refunds generated by the transaction, the amount of which will vary depending upon, among other things, whether the transaction closes in 2017 or 2018.

First Eagle is an independent, privately-owned investment firm with approximately $116 billion in assets under management, and NewStar manages approximately $7.3 billion of assets1 across multiple credit funds. Following completion of the transaction, First Eagle plans to offer its new credit strategies to institutional and retail investors. The transaction is being made through First Eagle’s holding company, First Eagle Holdings, Inc.

In a related transaction, NewStar has entered into a definitive agreement to sell a portfolio of investment assets, including approximately $2.4 billion of middle-market loans and other credit investments, to a newly formed investment fund sponsored by GSO Capital Partners LP, the global credit investment platform of Blackstone Group L.P. The closing of First Eagle’s acquisition of NewStar is conditioned upon, among other things, GSO’s completion of the acquisition of such assets. At closing, NewStar will enter into a servicing agreement with GSO, under which NewStar’s current investment team will continue to service the portfolio of assets sold to the investment fund.

[1]	As of June 30, 2017 and pro forma for the acquisition of Fifth Street CLO Management LLC in July 2017, which added $726 million of additional AUM.

“Credit strategies focused on middle market lending will continue to provide a compelling risk-adjusted solution for investors looking for meaningful and sustainable income, even if interest rates normalize in the future,” said Mehdi Mahmud, President and Chief Executive Officer of First Eagle. “NewStar has an excellent reputation, deep industry experience and one of the longest proven track records of lending prudently to middle market companies and managing broadly syndicated loan portfolios. Its investment-centric culture and conservative investment philosophy align well with First Eagle’s core investment tenets. We look forward to welcoming NewStar employees into the First Eagle family.”

Tim Conway, Chief Executive Officer of NewStar commented: “Together these transactions accelerate NewStar‘s strategy to transform from a balance sheet driven commercial finance company into an investment manager of third-party assets, while unlocking the value of our portfolio investments and asset management platform for stockholders. NewStar has been taking steps intended to increase stockholder value by returning capital through dividends and share repurchases, growing managed assets through acquisition and new fund formation, and streamlining operations to improve efficiency. The transactions announced today are a culmination of that strategy and deliver compelling value for NewStar stockholders. The transactions also allow us to transition seamlessly to a larger investment platform, while maintaining continuity for our customers. ”

Bennett Goodman, Senior Managing Director and Co-Founder of GSO added: “We are pleased to move forward with the acquisition of NewStar’s high quality $2.4 billion loan portfolio. We believe this investment represents a very attractive and unique opportunity for GSO and our investment partners that leverages all the strengths of the GSO platform. Through an ongoing relationship with NewStar, we will collaborate closely on their complementary middle market direct lending strategies. Continued collaboration is a demonstration of our confidence that NewStar’s investment philosophy, process and team will continue to thrive under First Eagle ownership.”

Consideration to NewStar Stockholders

Under the merger agreement with First Eagle, the NewStar stockholders will receive $11.44 in upfront cash and one non-transferable contingent value right (CVR) for each NewStar share held at the closing of the transaction. Each CVR will entitle its holder to receive pro-rata distributions of any tax refunds received by NewStar following the closing as a result of a carryback of NewStar’s losses generated primarily from the sale of assets to GSO. 30% of any such tax refund will be distributed to the CVR holders promptly upon receipt, with the remainder to be held in escrow pending approval from the Congressional Joint Committee on Taxation (JCT) or the completion of applicable tax audits. NewStar estimates these refunds to total $1.00 per share if the transaction closes in 2017 or $0.88 per share if the transaction closes in 2018. NewStar expects to be able to file for these refunds by the third quarter of 2018. Actual timing of receipt and disbursement of these tax refunds to CVR holders will depend on the timing of potential IRS audits and JCT approval and other factors not within NewStar’s control.

Go Shop Period

The agreements with First Eagle and GSO include a 30 day “go shop” period, during which NewStar, with the assistance of its financial advisors Credit Suisse Securities (USA) LLC and Houlihan Lokey Capital, Inc., will actively solicit, evaluate and potentially enter into negotiations with parties that offer alternative proposals to acquire NewStar. The go-shop period runs through November 15, 2017. There can be no assurance that this process will result in a superior proposal. NewStar does not intend to disclose developments with respect to the go shop process unless and until its board of directors has made a decision with respect to any potential superior proposal.

Acquisition Funding

First Eagle plans to fund the merger with cash from its balance sheet, the assumption of a modest amount of existing debt related to assets being purchased, and NewStar cash, including the net proceeds (after repayment of certain indebtedness and other obligations) from GSO’s acquisition of NewStar’s assets. GSO has obtained a commitment letter for an asset-based revolving credit facility with borrowing capacity of up to $1.85 billion led by Wells Fargo Bank, N.A. In addition, GSO has obtained equity commitments of $950 million from investors in a newly formed investment fund sponsored by GSO that will be purchasing the NewStar assets.

Approvals

The transactions have been approved by NewStar’s and First Eagle’s boards of directors and are subject to approval of NewStar’s stockholders as well as other customary closing conditions, including certain consents with respect to NewStar’s existing funds.

Advisors

Credit Suisse Securities (USA) LLC and Houlihan Lokey Capital, Inc. served as NewStar’s financial advisors and Simpson Thacher & Bartlett LLP and Locke Lord LLP served as its legal counsel. Wells Fargo Securities, LLC served as First Eagle’s and GSO’s financial advisor. Goodwin Procter LLP served as First Eagle’s legal counsel and Sidley Austin LLP served as GSO’s legal counsel.

About First Eagle Investment Management

First Eagle Investment Management is an independent, privately-owned investment management firm headquartered in New York with approximately US$116 billion in assets under management (as of September 30, 2017). Dedicated to providing prudent stewardship of client assets, the firm focuses on active, fundamental and benchmark-agnostic investing, with a strong emphasis on downside protection. Over a long history dating back to 1864, First Eagle has helped its clients avoid permanent impairment of capital and earn attractive returns through widely varied economic cycles—a tradition that is central to its mission today. The firm’s investment capabilities include equity, fixed income and multi-asset strategies. For more information, please visit www.feim.com.

About NewStar

NewStar (NASDAQ:NEWS) is an internally-managed, commercial finance company with $7.3 billion of assets managed across two complementary business lines — middle market direct lending and asset management. The Company’s direct lending activities are focused on meeting the complex financing needs of companies and private investors in the middle markets through specialized lending groups that offer a range of flexible debt financing options. Credit investments are originated directly through teams of experienced, senior bankers and marketing officers organized around key industry and market segments. Through its asset management platforms, NewStar offers a range of investment products employing credit-oriented strategies focused on middle market loans and liquid, tradeable credit. The Company manages approximately $2.0 billion of assets in a series of private credit funds that co-invest in middle market loans originated through its established leveraged finance lending platform. Through its wholly-owned subsidiary, NewStar, the Company also has more than $2 billion of assets managed across a series of CLOs that invest primarily in broadly syndicated, non-investment grade loans, as well as other sponsored funds and managed accounts that invest across various asset classes, including non-investment grade loans and bonds.

NewStar is headquartered in Boston, MA and has regional offices in Chicago, IL, Norwalk, CT, and New York, NY. For more detailed information, please visit our website www.newstarfin.com.

About GSO

GSO is the global credit investment platform of Blackstone (NYSE: BX). With approximately $95 billion of assets under management, GSO is one of the largest alternative managers in the world focused on the leveraged-finance, or non-investment grade related, marketplace. GSO seeks to generate attractive risk-adjusted returns in its business by investing in a broad array of strategies including mezzanine debt, distressed investing, leveraged loans and other special-situation strategies. Its funds are major providers of credit for small and middle-market companies and they also advance rescue financing to help distressed companies.

Media Contacts

For First Eagle:

Kekst

Jeremy Fielding / Peter Hill

212-521-4800

jeremy.fielding@kekst.com / peter.hill@kekst.com

For NewStar:

Abernathy MacGregor

Patrick Clifford / Kendell Moore

212-371-5999

pfc@abmac.com / kem@abmac.com

For GSO:

Christine Anderson

212-583-5182

Christine.Anderson@blackstone.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of the Company. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the failure to obtain the required vote of the Company’s stockholders; (2) the timing to consummate the transaction; (3) the risk that a condition to closing of the transactions may not be satisfied; (4) the failure of GSO Capital Partners to obtain the necessary debt or equity financing; (5) the risk that a regulatory approval that may be required for the proposed transactions is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (6) the diversion of management time on the proposed transactions;

(7) any legal proceedings that may be instituted against the Company and others relating to the proposed transactions; (8) the risk that the transactions and their announcement, or compliance by the Company with the operating restrictions in the transaction agreements, could have an adverse effect on the Company’s business and (9) the risk that NewStar Financial Inc. may not realize any or a portion of the tax refunds applicable to the CVRs (or that such tax refunds may be delayed or subject to disputes by the JCT or taxing authorities).

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of its 2016 Annual Report on Form 10-K, as supplemented by any Risk Factors contained in its Quarterly Reports on Form 10Q. The Company’s forward looking statements speak only as of the date hereof and the date they are made. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transactions involving First Eagle Investment Management, LLC, GSO Capital Partners and NewStar Financial Inc. The proposed transactions will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. However, such documents are not currently available. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Investors will be able to obtain free of charge the proxy statement (when available) and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.newstarfin.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of the Company are “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed asset sale and the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed asset sale and the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 21, 2017.

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